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                                  Exhibit 3(a)
                                  ------------


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            PARK NATIONAL CORPORATION







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                                   CERTIFICATE
                                       OF
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            PARK NATIONAL CORPORATION


                  The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Park National Corporation, an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on April 15, 1996, at which Annual Meeting a quorum of shareholders of the Company was at all times present in person or by proxy; and that the resolution attached hereto approving an amendment to Article FOURTH of the Company's Articles of Incorporation increasing the authorized number of shares of the Company to 20,000,000 shares, all of which will be common shares, without par value, which resolution is attached hereto as Annex 1 and incorporated herein by this reference, was duly adopted by the shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of at least two-thirds of the common shares of the Company.

                  IN WITNESS WHEREOF, the undersigned President and Secretary of Park National Corporation, acting for and on behalf of said corporation, have hereunto set their hands this 15th day of April, 1996.

                                                  /s/ C. Daniel DeLawder
                                                  -----------------------------
                                                  C. Daniel DeLawder, President


                                                  /s/ David C. Bowers
                                                  -----------------------------
                                                  David C. Bowers, Secretary






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                                     Annex 1
                                     -------

                  RESOLVED, that the Articles of Incorporation of Park National Corporation be, and the same hereby are, amended by deleting present Article FOURTH in its entirety and by substituting in its place new Article FOURTH in the following form:

                                 ARTICLE FOURTH
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                            PARK NATIONAL CORPORATION

                  FOURTH:  The total authorized number of
                  shares of the Corporation shall be
                  20,000,000, all of which shall be common shares, each without par value.






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